Exhibit 1.1

voxeljet AG

Registered Ordinary Shares in the form of American Depositary Shares

(each representing one-fifth of an Ordinary Share, €1.00 nominal value per Ordinary Share)

UNDERWRITING AGREEMENT

October [•], 2013

PIPER JAFFRAY & CO.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

Underwriters listed in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

voxeljet AG, a stock corporation incorporated in the Federal Republic of Germany (“Germany”) and registered with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Augsburg (the “Commercial Register”) under the number HRB 27999 (the “Company”), and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate number of [•] ordinary shares registered with the Commercial Register, €1.00 nominal value per ordinary share, of the Company (the “Ordinary Shares”), of which [•] Ordinary Shares will be sold by the Company as a result of the issuance of New Shares in the Capital Increase (each as defined below) and [•] Ordinary Shares will be sold by the Selling Shareholders (the “Existing Shares” and together with the New Shares, the “Firm Shares”) to the several Underwriters.

As of the date of execution hereof, the share capital of the Company, as registered in the Commercial Register amounts to €2,000,000. Pursuant to Section 4 of the Company’s articles of association (the “Articles of Association”), as registered in the Commercial Register, the share capital of the Company consists of ordinary shares with no par value (auf den Namen lautende Stammaktien ohne Nennbetrag (Stückaktien)).

A shareholders’ meeting of the Company was held on October [11], 2013 in which it was resolved that the existing share capital of the Company will be increased to €[•] (corresponding to [•] Ordinary Shares (the “Capital Increase”)), by issuing [•] new Ordinary Shares of the Company with full dividend entitlement from and including the Company’s fiscal year beginning January 1, 2013 (the “New Shares”). In the resolutions of the shareholders’ meeting the preemptive rights of the Company’s stockholders were excluded.

One global share certificate (Globalurkunde) in the form attached as Exhibit D (the “Global Share Certificate”) representing all of the Ordinary Shares will be deposited (with the approval of the Representatives and the Selling Shareholders) by the Company with Citigroup Global Markets Deutschland AG, as custodian (the “Custodian”).

The Firm Shares to be sold will be delivered in the form of American Depositary Shares (the “Firm ADSs”) by the Underwriters on the Closing Date to investors as part of the offering, following the issuance of the Firm ADSs by Citibank, N.A., as depositary (the “Depositary”) prior to the Closing Date. The Firm Shares and the Firm ADSs are hereafter collectively referred to as the “Firm Securities.”

In addition, the Selling Shareholders propose to sell at the Underwriters’ option an aggregate number of up to [•] additional Ordinary Shares (the “Option Shares”) as set forth below. To the extent that Option Shares are sold to the several Underwriters pursuant to such option, such Option Shares will be deposited by the Selling Shareholders as part of the Global Share Certificate with the Custodian and will be delivered in the form of American Depositary Shares (the “Option ADSs”) by the Underwriters on the Additional Closing Date to the investors as part of the offering following the issuance of the Option ADSs by the Depositary.

The Option Shares and the Option ADSs are hereinafter collectively referred to as the “Option Securities.” The Firm ADSs and the Option ADSs are hereinafter collectively referred to as the “ADSs.” The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The Firm Securities and the Option Securities (to the extent that the aforementioned option is exercised) are hereinafter collectively referred to as the “Securities.”

Each ADS will represent one-fifth of an Ordinary Share and will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (defined below), or a date prior to the Closing Date, by and among the Company, the Depositary, and all holders and beneficial owners of ADSs issued thereunder.  Each reference herein to an ADR shall include the corresponding ADS, and vice versa.

Shortly following the transfer of the Shares to the Depositary, the Company, the Selling Shareholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the “Pricing Agreement”), which shall set forth, among other things, the Purchase Price (as defined below).  The sale of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement.  From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.  The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I to the Pricing Agreement, and the respective amounts of Existing Shares to be sold by the Selling Shareholders are set forth opposite their names in Schedule II to the Pricing Agreement.

The Company and the Selling Shareholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Jaffray & Co. and Citigroup Global Markets Inc. are acting as the Representatives, as follows:

1.                  Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-191213), including the related preliminary prospectus or prospectuses, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) with the public offering price, other Rule 430 information and other final terms of the Shares offered and otherwise satisfies Section 10(a) of the Securities Act. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the Purchase Price (as defined below) set forth in the Pricing Agreement, the “Pricing Disclosure Package”): a Preliminary Prospectus dated October 7, 2013, contained in the Registration Statement at the time of its effectiveness (“Statutory Prospectus”) and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A to the Pricing Agreement.

“Applicable Time” has the meaning set forth in the Pricing Agreement.

2.                  Purchase, Sale and Delivery of the Securities.

2.1                               Subscription and Purchase with Respect to the New Shares.

(a)                                 Subscription for the New Shares and Payment of Aggregate Issue Price.  On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein (i) the Company agrees to issue the New Shares following the Capital Increase to Citigroup Global Markets Inc., acting for the account of the several Underwriters, as provided in subsection (ii) below, as provided in this Agreement; (ii) the Underwriters agree severally to subscribe for, purchase and underwrite the New Shares in accordance with Schedule I to the Pricing Agreement, and through Citigroup Global Markets Inc., acting for the account of the several Underwriters, agree and undertake to subscribe, on the date hereof, for the New Shares at a price of €1.00 (the “Issue Price”) and to pay to the Company the Issue Price for each of the subscribed New Shares by crediting with value as of 7:00 A.M., Central European Time (“CET”) on October [14], 2013 the Issue Price multiplied by the number of New Shares (the “Aggregate Issue Price”) into a special account opened at Hypovereinsbank/UniCredit Bank AG (account number 21795194) in the name of the Company and entitled “voxeljet AG 2013 Sonderkonto Kapitalerhöhung” (the “Capital Increase Account”), such account to be non-interest bearing and free of charges; and (iii) for the purpose of registering the Capital Increase representing the New Shares in the Commercial Register, Citigroup Global Markets Inc., will, subject to the conditions stated herein, execute in its own name, but for the account of the several Underwriters, and deliver to the Company a subscription certificate (Zeichnungsschein) in the form attached as Exhibit B hereto (the “Subscription Certificate”) no later than 7:00 A.M. CET on October [14], 2013, duly signed in duplicate form pursuant to Section 185 German Stock Corporation Act (Aktiengesetz, “AktG”) for the New Shares, such Subscription Certificate, in accordance with its terms, to expire at [10:00 A.M.] CET on October [31], 2013, and will effect payment of the Aggregate Issue Price as described in subsection (a)(i) above, as payment pursuant to Section 36a (1) AktG, to the Capital Increase Account. Upon crediting the Aggregate Issue Price and no later than 7:00 A.M. CET on

October 14, 2013, Citigroup Global Markets Inc. will cause delivery to the Company of a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit C hereto (the “Bank Certificate”), confirming such credit pursuant to Section 188(2), 36(2), 36a(1) and 37(1) AktG.

(b)                                 Registration of Capital Increase. Promptly upon receipt of the Subscription Certificate pursuant to Section 2(a)(iii) and the Bank Certificate, the Company shall take all reasonable measures to effect the registration of the Capital Increase in the Commercial Register by October [17], 2013. Copies of all documents filed with the Commercial Register shall be delivered to the Representatives.  Promptly upon the registration of the Capital Increase in the Commercial Register, which is expected to be at the latest by [10:00 A.M.] CET on October [17], 2013, the Company shall, by telefax or email with the original copy to follow promptly by courier, furnish each of the Representatives with a certified excerpt of the registration notice of the Commercial Register and a certified excerpt from the Commercial Register, each evidencing such Capital Increase.  If the registration with the Commercial Register of the Capital Increase has not been effected by [9:00 P.M.] CET on October [17], 2013, the Subscription Certificate for the New Shares shall expire and the Representatives, through Citigroup Global Markets Inc., on behalf of the several Underwriters, may obtain repayment of the Aggregate Issue Price by way of canceling the transfer of the Aggregate Issue Price for the New Shares to the Capital Increase Account or retransfer of the Aggregate Issue Price. In such event, the Representatives, on behalf of the several Underwriters, and the Company may agree that the Representatives, through Citigroup Global Markets Inc., submit a new Subscription Certificate for the New Shares (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters) and effect a new credit of the Aggregate Issue Price for the New Shares to the Capital Increase Account. If the Representatives, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Subscription Certificate for the New Shares on or prior to October [31], 2013, all obligations of the several Underwriters to purchase and underwrite the New Shares shall terminate. In this event, the reimbursement obligation of the Company and each Selling Shareholder with respect to costs, charges and expenses incurred pursuant to the terms of Section 14 and the provisions set out in Sections 8 and 9 of this Agreement shall remain in full force and effect.

(c)                                  Transfer of Title with Respect to the New Shares by the Representatives. Following the completion of the Capital Increase and the issuance of the New Shares, the Representatives, through Citigroup Global Markets Inc., shall transfer title with respect to the New Shares to the Depositary on or prior to the Closing Date (as defined below), to enable delivery by the Depositary of the Firm ADSs in respect of the New Shares to the Representatives for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

(d)                                 Underwriter Undertaking regarding ADS Purchase. Each Underwriter agrees, severally and not jointly, to purchase from the Representatives, and the Representatives agree to sell to the several Underwriters, at the price per ADS set forth in the Pricing Agreement (the “Purchase Price”) multiplied by the number of ADSs representing one Ordinary Share, such number of New Shares set forth for each Underwriter in Schedule I to the Pricing Agreement, subject to adjustments in accordance with Section 13 hereof.

2.2                               Purchase and Sale with Respect to the Existing Shares.

(a)                                 Underwriting of Existing Shares. On the basis of the representations, warranties and agreements set forth herein, each Selling Shareholder agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase, at the Purchase Price multiplied by the number of ADSs representing one Ordinary Share, the number of Existing Shares set forth opposite the name of each Underwriter in Schedule I to the Pricing Agreement (subject to any adjustments that may be made in accordance with Section 13 hereof). Each Underwriter shall purchase from each Selling Shareholder the number of Existing Shares that is as nearly as practicable in the same proportion to the total number of Existing Shares being sold by such Selling Shareholder as set forth in Schedule II to the Pricing Agreement as the number of Existing Shares being purchased by each Underwriter bears to the total number of Existing Shares to be sold hereunder. The obligations of the Selling Shareholders shall be several and not joint.

(b)                                 Transfer of Title. The Selling Shareholders will transfer title with respect to such Existing Shares to the Underwriters and the Underwriters will transfer title to the Depositary on or prior to the Closing Date (as defined below), to enable delivery by the Depositary of the ADSs in respect thereof to the Representatives for the account of the several Underwriters, for subsequent delivery to the several Underwriters or to investors, as the case may be, by way of book-entry against the payment to each of the Selling Shareholders for the respective Existing Shares as set forth hereunder under Section 2.3(b).  Such Existing Shares shall be free from any claim for payment of outstanding contributions thereon and free of all third-party rights.  The obligations of the Selling Shareholders shall be several and not joint.

2.3                               Delivery of the Global Share Certificate by the Company.  Upon submission of the documents supporting the notification of the Capital Increase relating to the New Shares to the Commercial Register, but at the latest by [4:00 P.M.] CET on such date, the Company shall deliver to the Custodian the Global Share Certificate, representing the Ordinary Shares.

2.4                               Sale of ADSs to Public; Determination of Price and Payment.

(a)                                 The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representatives is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

(b)                                 Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds by wire transfer to an account designated by the Company for the New Shares and to accounts designated by each of the Selling Shareholders for the Existing Shares to be sold by each of the Selling Shareholders, in each case against delivery of the Firm ADSs to the Representatives for the account of the several Underwriters, by way of book-entry. Such payment and delivery are to be made through the facilities of The Depository Trust Company at the offices of Paul Hastings, LLP, 75 East 55th Street, New York, New York 10022 (the “Closing Location”) at 9:00 A.M., New York City time, on the third (or fourth, if the Applicable Time occurs after 4:30 p.m., New York City time) business day after the date of the Pricing Agreement, or at such other time or place on the same or such other date, not later than the fifth business day thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  The aggregate amount to be paid by the several Underwriters to the Company on the Closing Date in respect of the New Shares shall be the number of New Shares sold multiplied by the Purchase Price and the number of ADSs representing one Ordinary Share, less the Aggregate Issue Price for the New Shares (the “Excess Proceeds Amount”). Solely for purposes of calculating the Excess Proceeds Amount in U.S. dollars, the Aggregate Issue Price shall be converted from euro into U.S. dollars by applying the exchange rate in effect on the business day preceding the Closing Date. The Representatives, on behalf of the several Underwriters, shall cause payment of the Excess Proceeds Amount to the account designated by the Company for the New Shares at the Closing Date. In addition, the Representatives shall cause payment at the Closing Date to each of the Selling Shareholders, on behalf of the several Underwriters in satisfaction of their obligations to purchase the Existing Shares from the Selling Shareholders hereunder, of the Purchase Price multiplied by the number of Existing Shares sold by each such Selling Shareholder and the number of ADSs representing one Ordinary Share.

2.5                               Purchase and Sale of Option Shares.

(a)                                 Upon written notice from the Representatives given to the Selling Shareholders not more than 30 days subsequent to the date of the Prospectus, the several Underwriters may purchase all or less than all of the Option Shares at the Purchase Price multiplied by the number of ADSs representing one Ordinary Share. The Selling Shareholders agree to sell to the several Underwriters the number of Option Shares specified in such notice pro rata to their shareholding in the Existing Shares and the several Underwriters agree, severally and not jointly, to purchase such Option Shares from the Selling Shareholders pro rata to their shareholding in the Existing Shares. Such Option Shares shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the several Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be exercised once only.

(b)                                 The time for the delivery of and payment for the Option Shares, being herein referred to as the “Additional Closing Date,” which may be the Closing Date, shall be determined by the Representatives and the Company but shall be not later than five full business days after written notice of election to purchase Option Shares is given. The Option Shares being purchased on the Additional Closing Date are represented on the Global Share Certificate previously delivered to the Custodian, and the Selling Shareholders will transfer title with respect to these Option Shares to the Depositary on or prior to the Additional Closing Date, to enable delivery by the Depositary of the ADSs in respect thereof to the Representatives for the account of the several Underwriters, for subsequent delivery to the several Underwriters or to investors, as the case may be, by way of book-entry against payment of the aggregate purchase price for such Option Shares, which shall be the number of Options Shares sold multiplied by the Purchase Price and the number of ADSs representing one Ordinary Share, in Federal (same day) funds by wire transfer to an account designated by the Selling Shareholders for the Option Shares at the Additional Closing Date. The obligations of the Selling Shareholders shall be several and not joint.

2.6                               Principal and Not Agent. Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of the ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders, or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

3.                  Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(a)                                 Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Statutory Prospectus included in the Pricing Disclosure Package, as of the Applicable Time, will comply in all material respects with the applicable requirements of the Securities Act, and the Statutory Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Statutory Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the Selling Shareholder Information (as defined below).

(b)                                 Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the Selling Shareholder Information (as defined below).

(c)                                  Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs

(each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A to the Pricing Agreement, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus as set forth in Annex A to the Pricing Agreement complied or will comply as to form in all material respects with the applicable requirements of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Statutory Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the Selling Shareholder Information (as defined below).

(d)                                 Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)                                  Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the members of its Management Board and the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications, provided that they comply with the Securities Act in connection therewith.  The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Annex B hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any

Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the Selling Shareholder Information (as defined below).

(f)                                   Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the ADSs has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment will comply as to form in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the Selling Shareholder Information (as defined below).

(g)                                  Form F-6. A registration statement on Form F-6 (File No. 333-191526), and any amendments thereto, in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective complied, and any further amendments thereto will comply as to form, in all material respects with the applicable requirements of the Securities Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h)                                 Form 8-A. A registration statement on Form 8-A (File No. 001-[•]), and any amendments thereto, in respect of the registration of the ADSs under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective complied, and any further amendments thereto will comply as to form, in all material respects with the applicable requirements of the Exchange Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(i)                                     Financial Statements. The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with international financial reporting standards (“IFRS”) applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby; and the Company does not have any material liabilities or obligations, direct or contingent, that are not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                                    Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material decrease in the capital stock or any material increase in any short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company; (ii) the Company has not entered into any transaction or agreement outside of the ordinary course of business that has had or would be reasonably expected to have a Material Adverse Effect (as defined below) on the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or domestic or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its properties or assets (each, a “Governmental Authority”), except, in the case of clauses (i), (ii) and (iii) above, as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)                                 No Subsidiaries. The Company does not have any subsidiaries and does not own or control any equity interests, directly or indirectly, in any company, corporation, partnership, association or other entity or body.

(l)                                     Organization and Good Standing. The Company has been duly organized and is validly existing under the laws of the Federal Republic Germany, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company or on the performance by the Company under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The constitutive documents of the Company comply with the requirements of German law and are in full force and effect.

(m)                             Capitalization.

(i)                                     The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company, including the New Shares when subscribed, paid for and registered with the Commercial Register and delivered as provided herein, are and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or the Additional Closing Date, as the case may be, will be, duly and validly authorized and issued, fully paid and non-assessable, freely transferable and free of any third party rights, pre-emptive or similar rights, except as provided for under Section 11 regarding the obligation of the Underwriters to sell to the Company or the Selling Shareholders, as applicable, the New Shares upon the occurrence of a Termination Event; the Company has the statutorily required stated capital under German law (Grundkapital); except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock or other equity interest in the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the shares of capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)                                  The resolutions of the Company’s shareholders, management board and supervisory board authorizing the Capital Increase and the issuance of the New Shares have been validly passed and no objection against the Capital Increase or action to have such resolutions declared void has been taken or filed, and following the registration of the Capital Increase with the Commercial Register and the issuance and delivery of the New Shares against payment pursuant to the terms of this Agreement, the New Shares will rank pari passu with the Existing Shares.

(iii)                               The Company has not made any repayments to any of its shareholders within the meaning of Section 57 AktG in respect of the outstanding registered share capital to any of its shareholders or has otherwise acted in violation of Section 57 AktG.

(n)                                 Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the transactions contemplated hereby and thereby have been duly and validly taken.

(o)                                 Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(p)                                 Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity.  Upon due execution and delivery by the Depositary of ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs evidencing Firm ADSs conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)                                 No Violation or Default. The Company is not in violation or default of (i) its articles of association, charter, by-laws or similar organizational documents; (ii) any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the New Shares by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (i), (ii) and (iii) above, where such conflict or violation would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the Underwriters’ ability to consummate the transactions contemplated by this agreement.

(s)                                   No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the New

Shares, the deposit of the New Shares with the Depositary against issuance of the ADSs or the consummation of the transactions contemplated by the Transaction Documents, except (i) such as may be required under the Securities Act, (ii) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) the registration of the Capital Increase creating the New Shares in the Commercial Register, (iv) such as may be required under applicable state and foreign securities laws in connection with the purchase and distribution of the ADSs by the Underwriters, (v) such as may be required by the New York Stock Exchange (“NYSE”) and (vi) such as have been previously obtained by the Company.

(t)                                    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or others.  There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Business — Legal Proceedings” are true and accurate in all material respects.

(u)                                 Independent Accountants. KPMG AG Wirtschaftsprüfungsgesellschaft (“KPMG”), which has certified certain financial statements of the Company, (i) is an independent registered public accounting firm within the meaning of Section 43(1) of the German Regulation of the Profession of Wirtschaftsprüfer (Berufsordnung der Wirtschaftsprüfer) and (ii) as required by the Securities Act.

(v)                                 Title to Real and Personal Property. The Company has good and valid rights to lease or otherwise use all items of real and personal property and assets that are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company. The Company does not own any real property.

(w)                               Intellectual Property.

(i)                                     (A) For the conduct of its business as currently conducted and as proposed to be conducted in the future, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company owns or possesses sufficient rights in all domestic and foreign patents and patent applications, together with all re-issuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and re-examinations thereof, and any identified invention disclosures; (B) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals, and technical data; (C) all copyrights, copyrightable works, software rights, software source code rights, rights in databases, data collections, mask works, copyright registrations and applications therefor and corresponding rights in works of authorship; (D) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith; (E) utility models and utility model applications that claim or cover any such inventions (including all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals or extensions thereof), (F) any registered and unregistered design rights; (G) all internet electronic addresses, and all registrations for the foregoing; and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world (individually and collectively, the “Intellectual Property”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, provided that the foregoing is not a representation or warranty of any kind with respect to infringement or misappropriation of the Intellectual Property of any third party.  To the Company’s knowledge, the conduct of its business does not conflict with, infringe upon, or misappropriate any such rights of others, which conflict, infringement or misappropriation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)                                  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Intellectual Property purported to be solely owned by the Company, is owned free and clear from any material liens, encumbrances, or other third party rights, and the Company has the sole and exclusive rights to use and exploit such Company owned Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company, nor any of its affiliates or legal predecessors, as regards to the ownership of any Intellectual Property owned by the Company that is material to the conduct of the Company’s business, have transferred ownership of, or granted any license to or right to use (other than non-exclusive license or right to use, Intellectual Property in the ordinary course of Company’s business) any such Intellectual Property.

(iii)                               Each material item of the Intellectual Property owned by the Company that is a registered Intellectual Property and is not a patent application is subsisting and, to the Company’s knowledge, valid and enforceable. Except which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) each material item of the Intellectual Property that is a patent application filed by or on behalf of the Company has been properly applied for and filed with the relevant Governmental Authorities; (b) all necessary documents and certificates in connection with the registered Intellectual Property owned by the Company have been filed with the relevant Governmental Authorities for the purposes of maintaining the registered Intellectual Property; and (c) all fees, annuities, royalties and other payments that are or were due from on or before the date hereof for any of the registered Intellectual Property owned by the Company have been paid.

(iv)                              The Company has not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its Intellectual Property that would reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, (B) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company, (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its products or services infringes or misappropriates any intellectual property or other proprietary rights of others, (D) no Intellectual Property has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company, or otherwise in violation of the rights of any persons, and (E) to the Company’s knowledge, no third party is infringing or misappropriating any Intellectual Property owned by the Company, except, in the case of each of (A) through (E) above, where the outcome of which would not result in a Material Adverse Effect. The Company has taken reasonable steps necessary to secure ownership interests in the material Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company. There are no outstanding options, licenses or binding agreements of any kind relating to any material Intellectual Property owned by the Company that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or binding agreements with respect to any material Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement and the Prospectus and are not described in all material respects.

(x)                                 No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the members of the supervisory board and the management board, officers, shareholders, customers or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)                                 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z)                                  Taxes. The Company has paid all domestic and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for those the absence of which would not have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets that has had, or could reasonably be expected to have a Material Adverse Effect.

(aa)                          Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate domestic or foreign governmental or regulatory authorities that are necessary for the conduct of its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such licenses, certificates, permits and other authorizations in all material respects; and the Company has not received notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(bb)                          No Labor Disputes. No material labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent material labor disturbance by, or dispute with, the employees of any of its principal suppliers, contractors or customers, except, in each case, as would not have a Material Adverse Effect.

(cc)                            Compliance with and Liability under Environmental Laws. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company is not in violation of any applicable statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim.  The Company does not anticipate incurring any material capital expenditures relating to compliance with Environmental Laws.

(dd)                          Disclosure Controls. (i) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act, (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ee)                            Accounting Controls.

(i)                                     The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act as and when such internal controls must be implemented by the Company thereunder and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(ii)                                  The Company’s system of internal controls is in compliance with Section 91 AktG and appropriate to (A) provide reasonable assurance that transactions are executed in accordance with management’s general and specific authorizations; (B) ensure that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) ensure that access to assets is permitted only in accordance with management’s general or specific authorization; and (D) ensure that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(ff)                              Insurance. The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is generally deemed adequate for the conduct of its business and the value of the Company’s properties and as is customary for companies engaged in similar business in similar industries, and all such policies of insurance are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted at a cost that would not have a Material Adverse Effect.

(gg)                            No Unlawful Payments. None of the Company nor, to the Company’s knowledge, any supervisory board member, management board member, officer, supervisor, manager, agent, or employee or other person acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity; (ii) offered, made, promised to make, or authorized any direct or indirect unlawful payment to any official, employee, agent, representative of any government (including its department, agency, instrumentality, employee or agent of government-owned or controlled entity), or political party or official of any political party or any candidate for any political office, to influence official action or secure an unlawful advantage; or (iii) violated or is in violation of any provision under any applicable anti-corruption or anti-bribery law, including, but not limited to, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the applicable provisions of the German Criminal Code, as amended, Germany Administrative Offenses Act, Germany Act on Combating International Bribery of 1998, U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope applicable to them. The Company has instituted and maintains policies and procedures which are designed to promote and achieve compliance with all applicable anti-corruption and anti-bribery laws.

(hh)                          Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with all the money laundering statutes and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, in each case, to the extent applicable to the Company, including, without limitation, the German Money Laundering Act of 2008 (Geldwäschegesetz), Title 18 U.S. Code Sections 1956 and 1957, the USA PATRIOT Act, and the U.S. Bank Secrecy Act, all as amended (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)                                  Compliance with OFAC. (i) Neither the Company nor, to the Company’s knowledge, any of its supervisory or management board members, officers, employees, agents, affiliates or representatives, is an individual or entity that is, or is owned or controlled by an individual or entity that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, or the European Union, or other applicable sanctions authority (collectively, “Sanctions”); and (ii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity for the purpose of financing the activities of any person currently the subject of Sanctions.

(jj)                                Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs and the Shares represented thereby.

(kk)                          No Registration Rights. No person has the right to require the Company to register any equity or debt securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance of the New Shares and the sale of ADSs by the Company or the sale of ADSs by the Selling Shareholders hereunder.

(ll)                                  No Market Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs.

(mm)                  Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(nn)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any member of the Company’s supervisory board and management board and officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(oo)                          Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(pp)                          Debt Securities and Preferred Stock.  The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

(qq)                          Dividends. Except as described in the Registration Statement, all dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of Germany be paid to the Depositary in U.S. dollars or any other currency that may be converted into foreign currency, which may be freely transferred out of Germany, subject to applicable withholding or other taxes, as may be reduced by an applicable tax treaty, and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of any Governmental Authority having jurisdiction over the Company or any of their properties or under any applicable rules under the Exchange Act.

(rr)                                Absence of Stamp Duties and Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of Germany, or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery of New Shares by the Company, in accordance with the terms of this Agreement.

(ss)                              No Sale, Issuance or Distribution of Shares. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of capital stock of the Company during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act, other than shares of capital stock of the Company issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(tt)                                Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(uu)                          Transaction Agreements under German Law. Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in Germany in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Germany of this

Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any Governmental Authority in Germany (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if this Agreement and the Deposit Agreement are executed in or brought into Germany) in Germany be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(vv)                          Passive Foreign Investment Company. The Company was not a passive foreign investment company (“PFIC”) as defined under Section 1297 of the Code for the taxable year ended December 31, 2012, and does not expect to be a PFIC in the current taxable year ending December 31, 2013, or in the foreseeable future.

(ww)                      No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is required by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xx)                          Choice of Law. The courts of Germany recognize and give effect to the choice of law provisions set forth in Section 20(c) hereof and will enforce judgments of U.S. courts obtained against the Company in connection with this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, punitive damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Germany; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Germany; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Germany; and (f) there is due compliance with the correct procedures under the laws of Germany.

(yy)                          Absence of Immunity from Jurisdiction. The Company has no immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Germany or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, or the Transaction Documents or actions to enforce judgments in respect thereof.

(zz)                            Merger or Consolidations. Except for the merger through assumption of Voxeljet Technology GmbH with and into VXLT 2013 AG, which was effective as of September 12, 2013 upon registration with the Commercial Register (the “GmbH Merger”), the Company has not entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(aaa)                   FINRA Affiliation. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, supervisory or management board members or 5% or greater security holders, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(bbb)      Effect of Certificates.  Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(ccc)       Lock-up Letters. The Company has caused each of the members of its supervisory board and management board and each of the Selling Shareholders to furnish to the Representatives, on or prior to the date of this Agreement, a “lock-up” letter, each substantially in the form of Exhibit E hereto (the “Lock-Up Letter”).  The Company will enforce the terms of each Lock-Up Letter and issue stop-transfer instructions to its transfer agent and registrar or the Depositary, as applicable, for the Ordinary Shares and the ADSs with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Letter.  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in Section 6(a) hereof or a Lock-Up Letter described in this Section 3(ccc) for a supervisory or management board member of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.  The Company further agrees that it will not release any security holder from, or waive any provision of, any lock-up or similar agreement between the Company and any security holder without the prior written consent of the Representatives.

4.      Representations and Warranties of the Selling Shareholders.  Each of the Selling Shareholders, for itself severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

(a)           No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit in connection with the execution, delivery and performance by each Selling Shareholder of this Agreement and the Power of Attorney (as defined below), and for the sale and delivery of the Existing Shares to be sold by each Selling Shareholder hereunder, the deposit of the Existing Shares with the Depositary against issuance of the ADSs or the consummation of the transactions contemplated by the Transaction Documents and the Power of Attorney, except for (i) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained by such Selling Shareholder prior to the date of this Agreement, (ii) the registration of the Shares and the ADSs under the Securities Act, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the FINRA, (iv) the registration of the Capital Increase creating the New Shares in the Commercial Register and (v) under applicable state and foreign securities laws in connection with the purchase and distribution of the ADSs by the Underwriters.

(b)           [Intentionally omitted].

(c)           Power of Attorney.  Such Selling Shareholder has the full right, power and authority to execute and deliver an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing

Berthold Hummel and Katja Heuterkes, as attorneys-in-fact (the “Attorneys-in-Fact”), or either of them, to effect the sale and delivery of the Existing Shares being sold by such Selling Shareholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(d)           Due Authorization; No Violation or Default. Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the due and proper authorization of the transactions contemplated hereby have been duly and validly taken. Subject to the provisions of the German Consumer Protection Act, this Agreement constitutes a valid and legally binding obligation of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity.  The execution, delivery and performance by such Selling Shareholder of this Agreement and the Power of Attorney, the sale of the Existing Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of such Selling Shareholder, if any, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except in the case of clauses (i), (ii) or (iii) as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated hereby.

(e)           Title to Shares. (i) Such Selling Shareholder now has, and, at the Closing Date and the Additional Closing Date, as the case may be, will have, good and valid title to the Existing Shares to be sold by such Selling Shareholder, fully paid and non-assessable, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Existing Shares; and upon the delivery of and payment for the Securities on the Closing Date and the Additional Closing Date, as the case may be, the Depositary will, subject to the Deposit Agreement, acquire valid and unencumbered title to the Existing Shares to be delivered by such Selling Shareholder on such Closing Date and Additional Closing Date, as the case may be.  Upon the deposit of the Existing Shares with the Depositary pursuant to the Deposit Agreement in accordance with the terms thereof against issuance of ADRs representing the ADSs for the Existing Shares, all rights, title and interest in such Existing Shares, subject to the Deposit Agreement, will be transferred to the Depositary free and clear of all liens, encumbrances or claims, except as provided for under Section 11 hereof regarding the obligation of the Underwriters to return to the Selling Shareholders the Existing Shares upon the occurrence of a Termination Event, and further subject to the Deposit Agreement; and upon delivery of the ADRs and payment therefor pursuant hereto, good and valid title to such ADRs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(f)            No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(g)           Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 4(g) are limited in all respects to statements or omissions based on and made in conformity with information relating to such Selling Shareholder furnished to the Company and the Underwriters in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto; it being understood and agreed that such information furnished by or on behalf of each Selling Shareholder consists only of (A) the legal name, address and the number of Ordinary Shares owned by such Selling Shareholder, and (B) the other information (excluding percentages) with respect to such Selling Shareholder which appears in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (collectively, the “Selling Shareholder Information”).

(h)           Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) any documents listed on Annex A to the Pricing Agreement or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(i)            Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 4(i) are limited to statements or omissions based on and made in conformity with the Selling Shareholder Information furnished by such Selling Shareholder.

(j)            Registration Rights.  Such Selling Shareholder does not have any registration or other similar rights to register any equity or debt securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the New Shares by the Company and the Selling Shareholders or the sale of the Existing Shares by the Selling Shareholders hereunder, except for such rights as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)           FINRA Affiliation.  Neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member of FINRA or is a person associated with a member of FINRA.

(l)            Effect of Certificates.  Any certificate signed by such Selling Shareholder and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

(m)          Capital Increase.  Such Selling Shareholder has approved the Capital Increase and the issuance of the New Shares in the shareholders’ meeting held on October [11], 2013 and waived any subscription rights (Bezugsrechte) with respect to any of the New Shares.

(n)           Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Shares by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto.

5.      Further Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a)           Required Filings. The Company will prepare and file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City in such quantities as the Representatives may reasonably request as soon as is reasonably practicable.

(b)           Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  After the date hereof, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review.  After the date hereof, the Company will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)           Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs for offer and sale in any applicable jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the ADSs and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary to correct such statement or omission or effect such compliance, and (2) if at any time prior to the filing of the Prospectus pursuant to Rule 424(b), (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary to correct such statement or omission or effect such compliance.

(f)            Blue Sky Compliance. The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market. For a period of 180 days after the date of the Statutory Prospectus, without the prior written consent of the Representatives, the Company will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares or ADSs (the “Lock-Up Securities”); (2) file, or announce the intention to file, any registration statement with respect to any Lock-Up Securities, or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise.  Notwithstanding the foregoing, the Company may (i) transfer the Lock-Up Securities pursuant to this Agreement, (ii) repurchase Lock-Up Securities upon the occurrence of a Termination Event, (iii) issue and sell Lock-Up Securities pursuant to any employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company existing on the date of this Agreement and described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and (iv) after 90 days from the date of the Statutory Prospectus, offer, issue and sell Lock-Up Securities in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Lock-Up Securities issued or issuable does not exceed 5% of the number of Ordinary Shares outstanding immediately after the issuance and sale of the Lock-Up Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the lock-up letters described in Section 3(yy) hereof for the remainder of the 180-day restricted period.

(i)            Use of Proceeds. The Company intends to use the net proceeds from the sale of the ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(k)           Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the New York Stock Exchange.

(l)            Reports. During the period of three years from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares or ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)          Transfer Taxes. The Company will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties (the “Transfer Taxes”), which are or may be required to be paid in connection with the creation, allotment, issuance, and initial delivery of the ADSs, including the deposit of the Shares with the Depositary in accordance with the Deposit Agreement, and the execution and delivery of this Agreement and the Deposit Agreement.  Any subsequent Transfer Taxes payable on any transfer subsequent to the delivery of the ADSs in accordance with Section 2 hereof shall not be the responsibility of the Company nor the Selling Shareholders.

(n)           Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside Germany; (ii) following the consummation of the offering of the ADSs, it will use its reasonable best efforts to obtain and maintain all approvals required in Germany to pay and remit outside Germany all dividends declared by the Company and payable on the Ordinary Shares (deducting applicable withholding taxes, if any), if any.

(o)           Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the ADSs within the meaning of the Securities Act and (B) completion of the 180-day restricted period referred to in Section 5(h) hereof.

6.      Further Agreements of the Selling Shareholders. Each of the Selling Shareholders, for itself severally and not jointly, covenants and agrees with the several Underwriters as follows:

(a)           Clear Market.  Such Selling Shareholder will comply with the terms of the Lock-Up Letter such Selling Shareholder executed, it being understood that such Lock-Up Letter is in the form set forth as Exhibit E hereto.

(b)           Deposit of Shares.  Prior to the Closing Date, such Selling Shareholder will have caused the Company to deposit the Existing Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered to the Underwriters at the Closing Date or the Additional Closing Date, as applicable, are executed, countersigned and issued by the Depositary against receipt of such Existing Shares and delivered to the Underwriters at the Closing Date or the Additional Closing Date, as applicable.

(c)           Tax Form. Such Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

(d)           No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(e)           No Written Materials. Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) and agrees that it will not distribute any written materials in connection with the offer or sale of the ADSs.

(f)            Selling Shareholder Information. During the Prospectus Delivery Period, each Selling Shareholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the Selling Shareholder Information relating to each such Selling Shareholder in the Registration Statement, the Prospectus or any document comprising the Pricing Disclosure Package.

7.      Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)           It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A to the Pricing Agreement or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           It has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Annex B to the Pricing Agreement without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company and provide a copy of such term sheet to the Company prior to the first use of such term sheet and shall incorporate any comments to such term sheet as the Company may reasonable request be included.

(c)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.      Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Shareholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)           No Material Adverse Change. No event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)           Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and chief financial officer in such person’s capacity as an officer of the Company and not in his individual capacity (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and that, to the knowledge of such officers, the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) to the effect set forth in Sections 8(a) and 8(c) above.

(e)           Certificate of Chief Financial Officer. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a joint certificate of the chief financial officer of the Company substantially in the form of Annex A hereto.

(f)            Certificate of the Selling Shareholders. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Selling Shareholders (executed by one of the Attorneys-in-Fact on behalf of the Selling Shareholders), in form and substance reasonably satisfactory to the Representatives, confirming that the representations and warranties of the Selling Shareholders in this Agreement are true and correct and that the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date or Additional Closing Date, as the case may be.

(g)           Comfort Letters. On the date of the Pricing Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date of the earlier of (i) three business days prior to such Closing Date or such Additional Closing Date, as the case may be, or (ii) November 12, 2013.

(h)           Opinion and 10b-5 Statement of United States Counsel for the Company. Dechert LLP, United States counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Dechert LLP.

(i)            Opinion of United States Counsel for the Selling Shareholders. Dechert LLP, United States counsel for the Selling Shareholders, shall have furnished to the Representatives, at the request of the Selling Shareholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Dechert LLP.

(j)            Opinion of German Counsel for the Company. Dechert LLP, German counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Dechert LLP.  Such opinion shall include opinion statements confirming the effectiveness of the GmbH Merger.

(k)           Opinion of German Counsel for the Selling Shareholders. Dechert LLP, German counsel for the Selling Shareholders, shall have furnished to the Representatives, at the request of the Selling

Shareholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Dechert LLP.

(l)                                     Opinion of Intellectual Property Counsel for the Company. Wagner & Helbig, intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Wagner & Helbig.

(m)                             Memorandum of Intellectual Property Counsel for the Company. Hogan Lovells LLP, intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, a memorandum regarding certain intellectual property matters, dated as of the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and previously agreed upon by counsel for the Underwriters and Hogan Lovells LLP.

(n)                                 Opinion and 10b-5 Statement of United States Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Paul Hastings LLP, United States counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(o)                                 Opinion of German Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Paul Hastings (Europe) LLP, German counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(p)                                 Opinion of Counsel for the Depositary. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, with respect to such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives previously agreed upon by counsel for the Underwriters and Patterson Belknap Webb & Tyler LLP.

(q)                                 Delivery of Global Share Certificate representing the Ordinary Shares.  The Company shall have delivered (i) in accordance with, and at the time provided for, in Section 2, the duly executed Global Share Certificate evidencing the Ordinary Shares to the Custodian, and (ii) in accordance with, and at the time provided for, in Section 2 a certified excerpt from the Commercial Register evidencing the Capital Increase represented by the New Shares.

(r)                                    Transfer of Title of the Existing Shares.  The Selling Shareholders shall have transferred title to the Existing Shares to be sold in accordance with Section 2 above to the Underwriters.

(s)                                   No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs or the Shares represented thereby by the Company or the sale of the ADSs or the Shares represented thereby by the Selling Shareholders; and no injunction or order of any domestic or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs or the Shares represented thereby by the Company or the sale of the ADSs or the Shares represented thereby by the Selling Shareholders.

(t)                                    Exchange Listing. The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(u)                                 Lock-Up Letters. The Lock-Up Letters, each substantially in the form of Exhibit E hereto, between you and the members of Company’s supervisory board and management board, the Selling Shareholders and the holders of substantially all of the Company’s Ordinary Shares and securities convertible into or exchangeable for its Ordinary Shares or ADSs, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(v)                                 Certificates at Closing Date. The Depositary shall have furnished or caused to be furnished to you at the Closing Date or Additional Closing Date, as the case may be, certificates satisfactory to you evidencing the deposit with it or its nominee of the Shares being so deposited against issuance of ADSs to be delivered by the Representatives through Citigroup Global Markets Inc. with regard to the New Shares and by the Selling Shareholders with regard to the Existing Shares at the Closing Date or Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such ADSs pursuant to the Deposit Agreement.

(w)                               Pricing Agreement. The Pricing Agreement shall have been duly authorized, executed and delivered by the Company, the Selling Shareholders and the Representatives on behalf of the several Underwriters, there being no obligation to execute the Pricing Agreement.

(x)                                 Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(y)                                 No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.                  Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 501(b) of Regulation D or Rule 405 under the Act), directors and officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any written materials prepared in connection with a road show as defined in 433(h) under the Securities Act, including any electronic road show (“Written Road Show Materials”), or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) below.

(b)                                 Indemnification of the Underwriters by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 501(b) of Regulation D or Rule 405 under the Act), directors and officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any Written Road Show Materials or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it be being understood and agreed that the only such information furnished by the Selling Shareholders consists of the Selling Shareholder Information, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) below.

(c)                                  Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each Selling Shareholder, its affiliates (within the meaning of Rule 501(b) of Regulation D or Rule 405 under the Act), directors, management board members, supervisory board members, officers, employees, agents and each person, if any, who controls the Company and each Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any Written Road Show Materials or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the table containing a list of Underwriters and their respective participation in the sale of the Securities which appears between the [first] and [second] paragraphs under the caption “Underwriting,” (ii) the concession and discount figures appearing in the [second] paragraph under the caption “Underwriting,” and (iii) the information contained in the [eleventh], [twelfth] and [thirteenth] paragraphs under the caption “Underwriting.”

(d)                                 Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to appoint counsel of the Indemnifying Person’s choice at the Indemnifying Person’s expense reasonably to represent the Indemnified Person in any action for which indemnification is sought (in which case the Indemnifying Person shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Persons except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person.  Notwithstanding the Indemnifying Person’s election to appoint counsel to represent the Indemnified Person in an action, the Indemnified Person shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time after notice of the institution of such actions to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded based on advice from outside counsel that there may be legal defenses available to it and/or other Indemnified Persons that are or may be different from or in addition to those available to the Indemnifying Person; and (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed upon notice as they are incurred. Any such separate firm or counsel for any Underwriter, its affiliates, directors and officers, employees, agents and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm or counsel for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm or counsel for the Selling Shareholders shall be designated in writing by the Attorneys-in-Fact or any one of them.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or have not otherwise notified such indemnified party in good faith that such indemnifying party is contesting the amount of such reimbursement request.  No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matters of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault or culpability by or on behalf of any Indemnified Person.

(e)                                  Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph (but with respect to any Selling Shareholder, only to the extent agreed in Section 9(b)), in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) from the offering of the ADSs received by the Company or the Selling Shareholders, as applicable, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs as set forth on such cover. The relative fault of the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)                                   Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if (i) all of the Selling Shareholders or (ii) all of the Underwriters were collectively treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, in no event shall a Selling Shareholder be required to contribute any amount in excess of such Selling Stockholder’s aggregate net proceeds, after deducting underwriting commissions, discounts and expenses, resulting from the sale of Existing Shares pursuant to the terms of this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)                                  Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.           Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.           Termination.

(a)                                 This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement (i) the Applicable Time does not occur on or before October [31], 2013 or (ii) following the

Applicable Time, but prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (A) any of the conditions provided for in Section 8 herein shall not have been fulfilled when and as required by this Agreement to be fulfilled; (B) trading generally shall have been suspended or materially limited on or by the NYSE or The Nasdaq Stock Market; (C) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (D) a general moratorium on commercial banking activities shall have been declared by U.S. or German federal or New York State authorities; or (E) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States and Germany, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares or ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus (each of the events set forth in clauses (i) and (ii) (including subclauses (A) to (E)), a “Termination Event”).

(b)                                 Should the Termination Event occur before the Subscription Certificate for the New Shares has been filed with the Commercial Register, the Representatives may at their option and in their sole discretion, on behalf of the several Underwriters, terminate this Agreement, and, thereafter, the obligation of the Representatives, through Citigroup Global Markets Inc., to subscribe for the New Shares for the account of the several Underwriters and the several obligations of the Underwriters to acquire the Securities may be cancelled, and, in such circumstances, the Company shall return the Subscription Certificate for the New Shares and the Bank Confirmation to Citigroup Global Markets Inc. and release any funds already credited to the Capital Increase Account for the benefit of Citigroup Global Markets Inc.

(c)                                  If a Termination Event occurs after all documents required for the registration of the Capital Increase have been filed with the Commercial Register, the Representatives may at their option and in their sole discretion, on behalf of the several Underwriters, request from the Company by written notification to the Company to employ its reasonable best efforts to procure a withdrawal of the application for registration of the Capital Increase with the Commercial Register. If the application is withdrawn successfully, the obligation of the Representatives, through Citigroup Global Markets Inc., to subscribe for the New Shares for the account of the several Underwriters and the several obligations of the Underwriters to acquire the Securities shall terminate and the Company shall return the Subscription Certificate for the New Shares and the Bank Confirmation to the Representatives. Furthermore, the Company shall release any funds already credited to the Capital Increase Account for the benefit of the Representatives through Citigroup Global Markets Inc.

(d)                                 If the Termination Event occurs after registration of the Capital Increase or on a date on which the application for the registration of the Capital Increase with the Commercial Register can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the Representatives at their option and in their sole discretion, on behalf of the several Underwriters, may terminate this Agreement on behalf of the several Underwriters; provided, however, that the several obligations of the Underwriters hereunder to acquire the New Shares at the Issue Price shall remain in force and survive any such termination. The Representatives may, however, release the several other

Underwriters of this obligation in their sole discretion. Subject to the foregoing, in the event of any such termination, the several obligations of the Underwriters towards the Company and each of the Selling Shareholders to acquire and offer the Securities shall terminate.  In such circumstances any Existing Shares that have already been transferred shall be retransferred to the respective Selling Shareholder; (ii) the Representatives shall have the right to sell to the Selling Shareholders, and each of the Selling Shareholders shall have the obligation to purchase from the Representatives all of the New Shares against payment to the Representatives of the Issue Price of such New Shares. Any such sale by the Representatives to the Selling Shareholders shall be consummated within a period of 15 business days following the termination notification in accordance with this Section 11; and (iii) if the sale of the New Shares to the Selling Shareholders pursuant to subsection (ii) above is not consummated within a period of 15 business days following the termination notification in accordance with this Section 11, the Representatives shall also be entitled to sell the New Shares to any other person or persons as they deem best in their sole discretion and, in the event of any such sale, shall forward to the Company any proceeds received by them from such disposition less the amount credited to the Capital Increase Account and less the underwriting commission. If the New Shares have already been transferred from Citigroup Global Markets Inc. to the Depositary and been registered in the Depositary’s name, the Company shall assist Citigroup Global Markets Inc. in taking all reasonable measures necessary to effect the transfer of the New Shares to Citigroup Global Markets Inc. or any other entity designated by the Representatives, on behalf of the several Underwriters, and to register the New Shares in the name of Citigroup Global Markets Inc. or any other entity designated by the Representatives, on behalf of the several Underwriters.

12.           Default by One or More of the Selling Shareholders or the Company.

(a)                                 Default by the Selling Shareholders.  If one or more of the Selling Shareholders shall fail at the Closing Date or the Additional Closing Date to sell and deliver the number of Existing Shares which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Existing Shares to be sold by them hereunder so that the total number of Existing Shares to be sold by all non-defaulting Selling Shareholders is as set forth on Schedule II to the Pricing Agreement, then you may at your option, by written notice from you to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 9 and Section 14 hereof, any non-defaulting party, or (b) elect to purchase the Existing Shares which the Company and the non-defaulting Selling Shareholders have agreed to sell hereunder.  In the event of a default by any Selling Shareholder as referred to in this Section, either you or the Company, or by joint action only, the non-defaulting Selling Shareholders, shall have the right to postpone the Closing Date or the Additional Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements.

(b)                                 Default by the Company.  If the Company shall fail at the Closing Date to sell and deliver the number of New Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter, other than for the Representatives to return to the Selling Shareholders any Existing Shares that have been transferred hereunder, or, except as provided in Section 9 and Section 14 hereof, any non-defaulting party.

(c)                                  No Relief from Liability.  No action taken pursuant to this Section shall relieve the Company or any Selling Shareholders so defaulting from liability, if any, in respect of such default.

13.           Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any required changes in the Registration Statement or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus to effect any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I to the Pricing Agreement that, pursuant to this Section 13, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed 10% of the aggregate number of ADSs to be purchased on such date, then each non-defaulting Underwriter shall be obligated to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds 10% of the aggregate number of ADSs to be purchased on such date, then this Agreement or, with respect to the Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of the Company or the Selling Shareholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 14 hereof for any non-defaulting Underwriters and except that the provisions of Sections 9, 11(b), 11(c) and 11(d) hereof shall not terminate and shall remain in effect mutatis mutandis.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

14.           Payment of Expenses.

(a)                                 The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (other than with respect to a defaulting Underwriter hereunder) (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the ADSs, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ advisors or counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the ADSs, each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of each of the Transaction Documents, including the Blue Sky Memorandum (covering the states and other applicable jurisdictions), (iii) the fees and expenses of the Depositary, the Custodian and any transfer agent or registrar, (iv) all filing fees and reasonable and documented fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the ADSs for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, provided that the reasonable fees and disbursements of Underwriters’ counsel relating to this subclause (iv) shall not exceed $5,000, (v) the filing fees and reasonable and documented fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the ADSs, provided that the reasonable fees and disbursements of Underwriters’ counsel relating to this subclause (v) shall not exceed $25,000, (vi) all application fees related to the listing of the ADSs on the NYSE, (vii) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the ADSs, provided, however, that the Company shall be responsible for 50% of the cost of any aircraft chartered in connection with the road show and the Underwriters shall be responsible for the balance, and (viii) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(b)                                 If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Shareholders for any reason fail to tender the ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the ADSs because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or comply with any provision hereof, other than the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their legal counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

15.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, with respect to indemnification obligations, the officers, directors, management board members, supervisory board members, affiliates employees, agents and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

17.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

18.    Submission to Jurisdiction; Appointment of Agent for Service.

(a)           Each of the Company and the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the ADSs.  Each of the Company and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that any of the Company and the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and such Selling Shareholder, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)           Each of the Company and the Selling Shareholders hereby appoints Corporation Service Company, 1090 Vermont Avenue N.W., Washington, DC 20005 as their respective agents for service of process in any suit, action or proceeding described the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company and the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Selling Shareholders represents and warrants that such agent has agreed to act as its agent for service of process. To the extent that either the Company or the Selling Shareholders determines to appoint a new agent for service of process, each of the Company and the Selling Shareholders agrees to promptly notify the Representatives of the name and address of such new agent for service of process.

19.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Company and the Selling Shareholders with respect to any sum due from it to any Underwriter or any person controlling any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company and such Selling Shareholder, as applicable, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

20.    Miscellaneous.

(a)           Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

(i)             Notices to the Underwriters shall be given to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets (fax: (612) 303-1070), with a copy to the General Counsel (James Martin) (fax: (612) 303-1068).

(ii)          Notices to the Company shall be given at voxeljet AG, Paul-Lenz Straße 1b, 86316, Friedberg, Federal Republic of Germany (fax: +49 821 7483 111); Attention: Rudolf Franz, with a copy to Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, Attention: David Rosenthal (fax: (212) 698-0416).

(iii)       Notices to the Selling Shareholders shall be given at

AleSta Beteiligungs GmbH, Brunnenlechgässchen 1, 86161 Augsburg, Federal Republic of Germany (fax: +49 821 262896-29); Attention: Alexander Stärker;

Dr. Ingo Ederer, Paul-Lenz Straße 1b, 86316, Friedberg, Federal Republic of Germany (fax: +49 821 74 83-111);

Franz Industriebeteiligungen AG, Am Silbermannpark 1b, 86161 Augsburg, Federal Republic of Germany (fax: +49 821 450420 19); Attention: Rudolf Franz;

Prof. Dr. Joachim Heinzl, Paul-Lenz Straße 1b, 86316, Friedberg, Federal Republic of Germany (fax: +49 821 74 83-111);

Startkapital-Fonds Augsburg GmbH, Stettenstr. 1, 86150 Augsburg, Federal Republic of Germany (fax: +49 821 7847 2678); Attention: Marcus Wagner; and

Technologie Beteiligungsfonds Bayern GmbH & Co. KG, Ländgasse 135 a, 84028 Landshut, Federal Republic of Germany (fax: +49 871 92325-55); Attention: Roman Huber & Dr. Georg Reid,

With a copy to Dechert LLP, Erika-Mann-Strasse 5, 80636 Munich, Germany, Attention: Dr. Katja Heuterkes (fax: +49(0) 89 212163-33).

(c)           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)           Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(h)           Integration. This Agreement together with the Pricing Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings (whether written or oral) of the parties hereto with respect to the subject matter hereof.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

voxeljet AG

By
Name:	Ingo Ederer
Title:	Chief Executive Officer

Selling Shareholders

By
Name:
Title:	Attorney-in-Fact

[Signature Page to Underwriting Agreement]

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

PIPER JAFFRAY & CO.

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

[Signature Page to Underwriting Agreement]

Schedule I

Underwriters

1.                                      Piper Jaffray & Co.

2.                                      Citigroup Global Markets Inc.

3.                                      Cowen and Company, LLC

4.                                      Stephens Inc.

Schedule II

Selling Shareholders

1.             AleSta Beteiligungs GmbH

2.             Dr. Ingo Ederer

3.             Franz Industriebeteiligungen AG

4.             Prof. Dr. Joachim Heinzl

5.             Startkapital-Fonds Augsburg GmbH

6.             Technologie Beteiligungsfonds Bayern GmbH & Co. KG

Annex A

Chief Financial Officer’s Certificate

The undersigned, Rudolf Franz, Chief Financial Officer of voxeljet AG, a stock corporation incorporated in the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Augsburg under the number HRB 27999 (the “Company”), in connection with the offering of up to [6,500,000] American Depositary Shares (the “ADSs”) representing one-fifth of an ordinary share of the Company, with a €1.00 nominal value per ordinary share, pursuant to Section 8(e) of that certain Underwriting Agreement, dated as of October [•], 2013 (the “Underwriting Agreement”), by and among the Company, certain Selling Shareholders (as defined therein), and Piper Jaffray & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”) (capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Underwriting Agreement), hereby certifies, on behalf of the Company, that:

1.             I am duly elected, qualified and am acting in the capacity set forth above, am familiar with the facts certified herein and have made any and all additional inquiries necessary in my judgment in order to make the certifications herein.

2.             I have reviewed each of the circled items identified on the copies of the Company’s preliminary prospectus, dated October 7, 2013 and filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2013, and the Company’s final prospectus, dated [•], 2013 and filed with the SEC on [•], 2013 (together, the “Prospectuses”), attached hereto as Exhibit A, regarding certain financial and statistical information and other related matters (the “Financial and Statistical Information”).

3.             After reasonable inquiry, nothing has come to my attention that causes me to believe that the Financial and Statistical Information was not true, correct, accurate and complete in all material respects as of the date such statement was made.

4.             The Financial and Statistical Information has been computed by the Company from its accounting records.

5.             The Financial and Statistical Information is stated on a basis substantially consistent with that of the audited financial statements included in the Prospectuses;

6.             Nothing has come to my attention that causes me to believe that any modifications should be made to the Financial and Statistical Information included in the Prospectuses.

7.             The Underwriters, the Underwriters’ counsel and the Company’s counsel are entitled to rely on this Chief Financial Officer’s Certificate in connection with the transactions contemplated by the Underwriting Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand to this Chief Financial Officer’s Certificate as of the date first written above.

VOXELJET AG

By:
Rudolf Franz
Chief Financial Officer

Annex B

Written Testing-the-Waters Communication

Exhibit A

FORM OF PRICING AGREEMENT

PRICING AGREEMENT dated                      , 2013
among

(1)                                 voxeljet AG, a stock corporation incorporated in the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Augsburg  under the number HRB 27999 (the “Company”),

(2)                                 the Selling Shareholders named on Schedule II to the Underwriting Agreement (as defined below) (the “Selling Shareholders”), and

(3)                                 Piper Jaffray & Co. and Citigroup Capital Markets Inc., as representatives of the several underwriters named on Schedule I to the Underwriting Agreement (the “Other Underwriters”).

Piper Jaffray & Co. and Citigroup Capital Markets Inc. are collectively referred to as the “Representatives”; the Representatives together with the Other Underwriters are referred to as the “Underwriters”.

RECITAL

Pursuant to the terms of an underwriting agreement dated                  , 2013 (the “Underwriting Agreement”):

(I)            the Company previously issued the New Shares, and the several Underwriters, through Citigroup Global Markets Inc., acting for the account of the several Underwriters, subscribed for and purchased the New Shares for an aggregate amount equal to the Aggregate Issue Price;

(II)          subject to the terms and conditions set forth herein and the Underwriting Agreement, and on the basis of the representations, warranties and agreements set forth herein and in the Underwriting Agreement, the Company agrees to issue and sell to the several Underwriters, and each of the Underwriters, agrees to underwrite and purchase from the Company, severally and not jointly, the respective number of New Shares set forth opposite the names of the Underwriters in Schedule I hereto under the column captioned “Number of New Shares to be Subscribed,” subject to adjustments in accordance with Section 13 of the Underwriting Agreement, each at the Purchase Price (as defined below) multiplied by the number of ADSs representing one Ordinary Share, less the Issue Price paid per Ordinary Share; and

(III)        subject to the terms and conditions set forth herein and the Underwriting Agreement, and on the basis of the representations, warranties and agreements set forth herein and in the Underwriting Agreement, each of the Selling Shareholders agrees to sell to the several Underwriters and each of the Underwriters agrees to underwrite and purchase from the Selling Shareholders, severally and not jointly, (x) the respective number of Existing Shares set forth opposite the names of the Underwriters in

1

Schedule I hereto under the column captioned “Number of Existing Shares to be Purchased,” and (y) in the event the over-allotment option is exercised pursuant to Section 2.5 of the Underwriting Agreement, the number of Option Shares specified in the notice from the Representatives to the Selling Shareholders referenced in Section 2.5(a) of the Underwriting Agreement, pro rata to their shareholding in the Existing Shares, each at the Purchase Price multiplied by the number of ADSs representing one Ordinary Share.  The respective amounts of Existing Shares to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto.

DEFINITIONS AND INTERPRETATION

Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

PURCHASE PRICE

The Purchase Price shall be $[•] per ADS.

APPLICABLE TIME

“Applicable Time” means [•] [A/P].M., New York City time, on [•], 2013.

NUMBER OF NEW SHARES AND EXISTING SHARES

The total number of New Shares and Existing Shares shall be [•] and [•], respectively.

The number of New Shares and Existing Shares that each Underwriter has agreed to purchase under the terms and conditions of the Underwriting Agreement shall be as set forth opposite the names of the Underwriters in Schedule I hereto under the columns captioned “Number of New Shares to be Subscribed” and “Number of Existing Shares to be Purchased,” respectively

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the several Underwriters, that:

(i)                                     the Registration Statement has been declared effective by the Commission; and

(ii)                                  the Company has duly and validly taken all actions required to be taken for the due and proper authorization of the aforementioned Purchase Price and volume and to perform its obligations hereunder.

ANNEXES

Annex A hereto sets forth each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) prepared by the Company at or prior to the Applicable Time.

Annex B hereto sets forth a form of term sheet that the Underwriters may use without the consent of the Company pursuant to Section 7(b) of the Underwriting Agreement.

2

MISCELLANEOUS

Schedules and Annexes. Schedules I and II and Annexes A and B hereto form an integral part of this Pricing Agreement.

Amendments or Waivers. No amendment or waiver of any provision of this Pricing Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

Counterparts. This Pricing Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

[Signature Pages to Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Pricing Agreement to be duly executed and delivered on the date first written above.

voxeljet AG

By
Name:	Ingo Ederer
Title:	Chief Executive Officer

Selling Shareholders

By
Name:
Title:	Attorney-in-Fact

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

PIPER JAFFRAY & CO.

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

SCHEDULE I

Underwriter	Number of New Shares to be Subscribed (1)	Number of Existing Shares to be Purchased
Piper Jaffray & Co
Citigroup Global Markets Inc.
Cowen and Company, LLC
Stephens Inc.

Total	[•]	[•]

(1)                                 The Underwriters may purchase up to an additional [•] Option Shares, to the extent the option described in Section 2 of the Underwriting Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

Selling Shareholders

Name	Number of Existing Shares to be Sold	Maximum Number of Option Shares Subject to Option
AleSta Beteiligungs GmbH
Dr. Ingo Ederer
Franz Industriebeteiligungen AG
Prof. Dr. Joachim Heinzl
Startkapital-Fonds Augsburg GmbH
Technologie Betiligungsfonds Bayern GmbH & Co. KG

Total	[•]	[•]

Annex A

Issuer Free Writing Prospectuses

[•]

Annex B

Pricing Term Sheet

Exhibit B

FORM OF SUBSCRIPTION CERTIFICATE

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

1./2. Ausfertigung

Zeichnungsschein

Die Hauptversammlung der voxeljet AG, Augsburg, eingetragen im Handelsregister des Amtsgerichts Augsburg unter HRB 27999 (die ,,Gesellschaft”), hat am [11]. Oktober 2013 beschlossen, das Grundkapital der Gesellschaft von EUR 2.000.000,00 unter Ausschluss des Bezugsrechts der Aktionäre gegen Bareinlagen um [EUR •] auf [EUR •] durch Ausgabe von [•] neuen, auf den Namen lautenden Stammaktien ohne Nennbetrag mit Gewinnanteilberechtigung ab dem Beginn des laufenden Geschäftsjahres zum Ausgabebetrag von EUR 1,00 je auszugebender Stammaktie zu erhöhen. Zur Zeichnung der [•] neuen, auf den Namen lautenden Stammaktien zum Ausgabebetrag von EUR 1,00 je Stammaktie wurde die Citigroup Global Markets Inc. in eigenem Namen, aber für Rechnung eines Bankenkonsortiums mit der Maßgabe zugelassen, dass das Bankenkonsortium die neuen Aktien im Rahmen der erstmaligen Einführung der Gesellschaft am U.S.-Kapitalmarkt mittels American Depositary Shares (“ADSs”) platziert und sichergestellt ist, dass das Bankenkonsortium den Unterschiedsbetrag zwischen dem Gesamtausgabebetrag für die neuen Stammaktien und dem Platzierungserlös für die sie repräsentierenden ADSs nach Maßgabe eines Wertpapierübernahmevertrags unter Abzug einer in diesem Wertpapierübernahmevertrag näher festzulegenden Provision sowie der Kosten und Auslagen an die Gesellschaft abführt.

Wir zeichnen und übernehmen hiermit

[Stück •]

neue, auf den Namen lautenden Stammaktien ohne Nennbetrag mit Gewinnanteilberechtigung ab dem laufenden Geschäftsjahr zum geringsten Ausgabebetrag von EUR 1,00 je Stammaktie nach der Maßgabe des Kapitalerhöhungsbeschlusses der Hauptversammlung der Gesellschaft vom 11. Oktober 2013 und zahlen auf diese Stammaktien den gesamten Ausgabebetrag von EUR 1,00 je Aktie, das sind insgesamt

[EUR •]

(in Worten: Euro •)],

durch Gutschrift auf das bei uns zins- und provisionsfrei geführte “Sonderkonto Kapitalerhöhung 2013” der Gesellschaft ein. Darüber hinaus gehende Nebenverpflichtungen im Sinne des § 185 Abs. 1 Satz 3 Nr. 2 AktG sind nicht festgesetzt und werden von uns nicht übernommen.

Die Zeichnung wird unverbindlich, wenn die Durchführung der Kapitalerhöhung nicht bis zum [•] 2013, [•] Uhr (MESZ), in das Handelsregister des Amtsgerichts Augsburg eingetragen ist.

[Ort,] den [ ] 2013

Citigroup Global Markets Inc.

vertreten durch

Exhibit C

FORM OF BANK CERTIFICATE

[Briefkopf HypoVereinsbank/Unicredit Augsburg]

voxeljet AG

Vorstand

Paul-Lenz-Straße 1b

86316 Friedberg

Einzahlungsbestätigung

(gemäß § 188 Abs. 2 i.V. mit §§ 36 Abs. 2, 36a Abs. 1, 37 Abs. 1 AktG)

voxeljet AG, AG Augsburg, HRB 27999

IPO-Kapitalerhöhung 2013

Zur Vorlage beim Amtsgericht Augsburg — Handelsregister — bestätigen wir hiermit hinsichtlich der von der Hauptversammlung der voxeljet AG am [11]. Oktober 2013 beschlossenen Kapitalerhöhung über insgesamt EUR [•], auf Grund derer insgesamt [•] neue, auf den Namen lautende Stammaktien ohne Nennbetrag gezeichnet wurden, dass wir heute der voxeljet AG

Augsburg

auf einem bei uns geführten zins- und provisionsfreien ,,Sonderkonto Kapitalerhöhung 2013” der voxeljet AG 100% des dafür festgesetzten Ausgabebetrages von EUR 1,00 je neuer, auf den Namen lautender Stammaktie, also insgesamt

EUR [•]

(in Worten: Euro [•]),

gutgeschrieben haben. Dieser Betrag steht endgültig zur freien Verfügung des Vorstands der voxeljet AG.

Augsburg, den [•] 2013

Exhibit D

FORM OF GLOBAL CERTIFICATE

voxeljet AG	WKN: A1X 3WJ
mit Sitz in Augsburg	ISIN: DE000A1X3WJ5
Ordnungs-Nr. 001
Globalurkunde

über bis zu [•] auf den Namen der Citigroup Global Markets Deutschland AG, Frankfurt am Main,

lautende Stammaktien in Form von Stückaktien

Aktiennummern 1 bis [•]

Die Anzahl der in dieser Globalurkunde verbrieften und begebenen Aktien ergibt sich aus der aktuellen virtuellen Depotdokumentation der Clearstream Banking AG.

Diese Globalurkunde ist ausschließlich zur Verwahrung bei der Clearstream Banking AG, Frankfurt am Main, bestimmt.

Zu dieser Globalurkunde wurde kein Globalgewinnanteilschein ausgefertigt.

Die in dieser Globalurkunde verbrieften Aktien sind ab dem 01. Januar 2013 gewinnberechtigt.

München, im Oktober 2013

voxeljet AG

Dr. Ingo Ederer	Peter Nietzer
Vorstand	Vorsitzender des Aufsichtsrats

Exhibit E

FORM OF LOCK-UP LETTER

[•], 2013

PIPER JAFFRAY & CO.
CITIGROUP GLOBAL MARKETS INC.
As Representatives of
the several Underwriters listed in
Schedule I to the Underwriting
Agreement referred to below
c/o Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota 55402

Re: voxeljet AG — Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with voxeljet AG, a stock corporation incorporated in the Federal Republic of Germany (the “Company”) and the Selling Shareholders listed on Schedule II to the Underwriting Agreement, providing for the initial public offering (the “Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (“ADSs”) representing registered ordinary shares of the Company, nominal value of €[1.00] per ordinary share (the “Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Offering of the ADSs, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period commencing on the public offering date set forth on the Statutory Prospectus (the “Public Offering Date”) and ending 180 days after the Public Offering Date (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares or ADSs (including without limitation, Ordinary Shares or ADSs which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and Ordinary Shares or ADSs which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired (the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to an immediate family member or any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of the undersigned and/or one or more members of such undersigned’s immediate family, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) to limited partners, limited liability company members or stockholders of the undersigned as distributions of Ordinary Shares or ADSs or any security convertible into or exercisable for Ordinary Shares or ADSs, (v) if the undersigned is a trust, to the beneficiary of such trust, (vi) by testate succession or intestate succession, (vii) in transactions relating to Ordinary Shares or ADSs or any security convertible into or exercisable for Ordinary Shares or ADSs acquired in open market transactions after the completion of the Offering or (viii) pursuant to the Underwriting Agreement; provided, the exceptions provided in clauses (ii) through (vi) shall apply only if such transfer shall not involve a disposition for value; and provided, further, the exceptions provided in clauses (i) through (vii) shall apply only if (y) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer.  For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities even if such Lock-Up Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.

If the undersigned is a supervisory or management board member of the Company, (i) each of the Representatives agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such supervisory or management board member shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, the Depositary and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Letter if (i) either the Company or the Underwriters notifies the other party in writing that they do not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective by December 31, 2013, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Letter.

This Lock-Up Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

(Signature Page Follows)

Very truly yours,

[NAME OF LOCK-UP PARTY]

By:
Name:
Title:

Exhibit F

FORM OF PRESS RELEASE

voxeljet AG

[Date]

voxeljet AG (the “Company”) announced today that Piper Jaffray & Co. and Citigroup Global Markets Inc., the co-lead book-running managers in the Company’s recent initial public offering, are [waiving] [releasing] a lock-up restriction with respect to [•] [ADSs][Company’s registered shares] held by [certain management board members or supervisory board members] [a management board member or supervisory board member] of the Company.  The [waiver] [release] will take effect on [insert date], and the [ADSs][registered shares] may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.